Exhibit 99.1

Media Contact	August 1, 2022
Casey Winger, 205 447-6410
casey.winger@encompasshealth.com

Investor Relations Contact
Mark Miller, 205 970-5860
mark.miller@encompasshealth.com
Encompass Health reports results for second quarter 2022

BIRMINGHAM, Ala. - Encompass Health Corporation (NYSE: EHC), the largest owner and operator of inpatient rehabilitation hospitals in the United States, today reported its results of operations for the second quarter ended June 30, 2022 and affirmed its 2022 guidance.
“Our second quarter results are further evidence of the strong demand for our inpatient rehabilitation services,” said President and Chief Executive Officer of Encompass Health Mark Tarr. “Second quarter discharge growth was 4.9%, on top of 18.7% discharge growth in the second quarter of 2021. While we continue to face near-term staffing challenges, we remain confident in the long-term prospects for our business.”
On July 1, 2022, Encompass Health completed the spin off of Enhabit Home Health & Hospice (“Enhabit”), which is now an independent, publicly traded company. Enhabit’s second quarter results are required to be in this earnings release, but no commentary on those results is included herein. Beginning with the third quarter of 2022, Enhabit’s historical results will be reported in Encompass Health’s discontinued operations.

1

Consolidated results

			Growth
	Q2 2022	Q2 2021	Dollars	Percent
	(In Millions, Except Per Share Data)
Net operating revenues	$1,330.5	$1,287.7	$42.8	3.3%
Income from continuing operations attributable to Encompass Health per diluted share	0.49	1.13	(0.64)	(56.6)%
Adjusted earnings per share	0.89	1.17	(0.28)	(23.9)%
Cash flows provided by operating activities	244.6	255.9	(11.3)	(4.4)%
Adjusted EBITDA	240.2	278.9	(38.7)	(13.9)%
Adjusted free cash flow	205.7	205.6	0.1	—%
	Six Months Ended June 30,
	2022	2021
Cash flows provided by operating activities	$463.5	$414.4	$49.1	11.8%
Adjusted free cash flow	371.6	313.0	58.6	18.7%
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
General and administrative expenses

	Q2 2022	% of Consolidated Revenue	Q2 2021	% of Consolidated Revenue
	(In Millions)
General and administrative expenses, excluding stock-based compensation	$28.6	2.1%	$36.8	2.9%
General and administrative expenses decreased as a percent of consolidated revenue due to improved operating leverage, a decline in the mark-to-market value of the Company’s nonqualified 401(k) plan, and lower incentive compensation in Q2 2022.
General and administrative expenses in the above table exclude $22.9 million and $4.1 million in costs associated with the strategic alternatives review of the Company’s home health and hospice business for the second quarter of 2022 and the second quarter of 2021, respectively.

2

Inpatient rehabilitation segment results

			Growth
	Q2 2022	Q2 2021	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$1,037.8	$976.9	$60.9	6.2%
Outpatient and other	24.7	24.7	—	—%
Total segment revenue	$1,062.5	$1,001.6	$60.9	6.1%

	(Actual Amounts)
Discharges	51,902	49,492	2,410	4.9%
Same-store discharge growth				1.6%
Net patient revenue per discharge	$19,995	$19,739	$256	1.3%
Revenue reserves related to bad debt as a percent of revenue	2.2%	1.7%		50 bps

	(In Millions)
Adjusted EBITDA	$225.0	$254.0	$(29.0)	(11.4)%
•Revenue – Inpatient revenue growth resulted from increased volumes and pricing. Total discharge growth for the second quarter of 2022 was 4.9% with same-store growth of 1.6%. Revenue reserves related to bad debt as a percent of revenue increased 50 basis points, primarily attributable to a shift in payor mix toward non-Medicare payors.
Growth in net patient revenue per discharge of 1.3% primarily resulted from an increase in reimbursement rates, partially offset by the resumption of sequestration.
Outpatient and other revenue was unchanged.
•Adjusted EBITDA – The 11.4% decrease in Adjusted EBITDA primarily resulted from increased utilization and pricing of agency staffing and sign-on and shift bonuses.
Home health and hospice segment results

			Growth
	Q2 2022	Q2 2021	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$220.2	$232.3	$(12.1)	(5.2)%
Hospice	47.8	53.8	(6.0)	(11.2)%
Total segment revenue	$268.0	$286.1	$(18.1)	(6.3)%

Adjusted EBITDA	$43.8	$61.7	$(17.9)	(29.0)%

Please refer to Enhabit’s Q2 2022 earnings materials filed separately today.

3

2022 guidance
The Company is affirming its guidance for its ongoing inpatient rehabilitation business for full-year 2022.

2022 Guidance Ranges
(In Millions, Except Per Share Data)
Net operating revenues	$4,250 to $4,300
Adjusted EBITDA	$820 to $840
Adjusted earnings per share from continuing operations attributable to Encompass Health	$2.77 to $2.91
For considerations regarding the Company’s 2022 guidance ranges, see the supplemental information posted on the Company’s website at http://investor.encompasshealth.com. See also the “Other information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Earnings conference call and webcast
The Company will host an investor conference call at 10:00 a.m. Eastern Time on Tuesday, August 2, 2022 to discuss its results for the second quarter of 2022. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.
The conference call may be accessed by dialing 866 342-8591 and giving the pass code EHCQ222. International callers should dial 203 518-9713 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.
About Encompass Health
Encompass Health (NYSE: EHC) is the largest owner and operator of inpatient rehabilitation hospitals in the United States. With a national footprint that includes 150 hospitals in 35 states and Puerto Rico, the Company provides high-quality, compassionate rehabilitative care for patients recovering from a major injury or illness, using advanced technology and innovative treatments to maximize recovery. Encompass Health is ranked as one of Fortune's 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on our newsroom, Twitter, Instagram and Facebook.
Other information
The information in this press release is summarized and should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “June 2022 Form 10-Q”), when filed, as well as the Company’s Current Report on Form 8-K filed on August 1, 2022 (the “Q2 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its August 2, 2022 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below or in the Q2 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q2 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.

4

Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise not indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be not indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company’s results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2022 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:
•Interest expense and amortization of debt discounts and fees - estimate of $160 million to $170 million
•Amortization of debt-related items - approximately $10 million
The Q2 Earnings Form 8-K and, when filed, the June 2022 Form 10-Q can be found on the Company’s website at http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

5

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In Millions, Except Per Share Data)
Net operating revenues	$1,330.5	$1,287.7	$2,664.1	$2,518.1
Operating expenses:
Salaries and benefits	773.8	708.2	1,549.8	1,395.4
Other operating expenses	193.4	172.7	375.5	335.0
Occupancy costs	19.3	20.2	40.2	40.4
Supplies	52.8	50.0	108.9	101.9
General and administrative expenses	60.3	54.2	108.7	92.8
Depreciation and amortization	68.8	63.4	135.0	125.9
Total operating expenses	1,168.4	1,068.7	2,318.1	2,091.4
Loss on early extinguishment of debt	1.1	1.0	1.4	1.0
Interest expense and amortization of debt discounts and fees	60.6	41.8	100.2	84.6
Other expense (income)	6.3	(4.6)	9.9	(6.0)
Equity in net income of nonconsolidated affiliates	(1.0)	(1.0)	(1.9)	(2.0)
Income from continuing operations before income tax expense	95.1	181.8	236.4	349.1
Provision for income tax expense	23.8	39.5	55.0	74.0
Income from continuing operations	71.3	142.3	181.4	275.1
Loss from discontinued operations, net of tax	—	(0.3)	—	(0.3)
Net and comprehensive income	71.3	142.0	181.4	274.8
Less: Net and comprehensive income attributable to noncontrolling interests	(22.6)	(28.7)	(45.2)	(54.2)
Net and comprehensive income attributable to Encompass Health	$48.7	$113.3	$136.2	$220.6

Weighted average common shares outstanding:
Basic	99.2	99.0	99.2	99.0
Diluted	100.3	100.2	100.2	100.2
Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.49	$1.14	$1.37	$2.22
Discontinued operations	—	—	—	—
Net income	$0.49	$1.14	$1.37	$2.22
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.49	$1.13	$1.36	$2.20
Discontinued operations	—	—	—	—
Net income	$0.49	$1.13	$1.36	$2.20

Amounts attributable to Encompass Health common shareholders:
Income from continuing operations	$48.7	$113.6	$136.2	$220.9
Loss from discontinued operations, net of tax	—	(0.3)	—	(0.3)
Net income attributable to Encompass Health	$48.7	$113.3	$136.2	$220.6

6

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2022	December 31, 2021
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$186.5	$54.8
Restricted cash	70.8	65.1
Accounts receivable	658.7	680.3
Other current assets	116.4	121.2
Total current assets	1,032.4	921.4
Property and equipment, net	2,730.1	2,601.6
Operating lease right-of-use assets	238.5	242.0
Goodwill	2,456.5	2,427.9
Intangible assets, net	398.4	417.5
Other long-term assets	226.3	254.5
Total assets	$7,082.2	$6,864.9
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$49.2	$42.8
Current operating lease liabilities	36.7	38.4
Accounts payable	138.3	137.6
Accrued expenses and other current liabilities	611.2	530.0
Total current liabilities	835.4	748.8
Long-term debt, net of current portion	3,233.5	3,243.9
Long-term operating lease liabilities	211.9	213.1
Deferred income tax liabilities	79.8	86.7
Other long-term liabilities	177.0	173.2
	4,537.6	4,465.7
Commitments and contingencies
Redeemable noncontrolling interests	43.3	42.2
Shareholders’ equity:
Encompass Health shareholders’ equity	2,003.0	1,911.3
Noncontrolling interests	498.3	445.7
Total shareholders’ equity	2,501.3	2,357.0
Total liabilities and shareholders’ equity	$7,082.2	$6,864.9

7

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2022	2021
	(In Millions)
Cash flows from operating activities:
Net income	$181.4	$274.8
Loss from discontinued operations, net of tax	—	0.3
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	135.0	125.9
Stock-based compensation	16.3	14.8
Deferred tax expense	(7.9)	6.2
Other, net	22.0	4.0
Changes in assets and liabilities, net of acquisitions —
Accounts receivable	29.8	(38.1)
Other assets	2.2	(17.2)
Accounts payable	3.9	6.6
Accrued payroll	16.1	27.4
Other liabilities	64.7	10.3
Net cash used in operating activities of discontinued operations	—	(0.6)
Total adjustments	282.1	139.3
Net cash provided by operating activities	463.5	414.4
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(97.7)
Purchases of property and equipment	(230.0)	(212.7)
Additions to capitalized software costs	(4.9)	(10.0)
Other, net	(11.4)	(1.2)
Net cash used in investing activities	(246.3)	(321.6)
Cash flows from financing activities:
Principal borrowings on notes	400.0	—
Principal payments on debt, including pre-payments	(345.2)	(207.3)
Borrowings on revolving credit facility	300.0	45.0
Payments on revolving credit facility	(330.0)	—
Principal payments under finance lease obligations	(11.9)	(11.8)
Debt amendment and issuance costs	(25.0)	—
Taxes paid on behalf of employees for shares withheld	(7.7)	(16.4)
Contributions from noncontrolling interests of consolidated affiliates	42.6	36.1
Dividends paid on common stock	(56.3)	(56.9)
Distributions paid to noncontrolling interests of consolidated affiliates	(46.6)	(52.7)
Other, net	(0.1)	0.1
Net cash used in financing activities	(80.2)	(263.9)
Increase (decrease) in cash, cash equivalents, and restricted cash	137.0	(171.1)
Cash, cash equivalents. and restricted cash at beginning of period	120.3	310.9
Cash, cash equivalents, and restricted cash at end of period	$257.3	$139.8

8

Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$240.2	$278.9	$485.2	$529.7
Depreciation and amortization	(68.8)	(63.4)	(135.0)	(125.9)
Interest expense and amortization of debt discounts and fees	(60.6)	(41.8)	(100.2)	(84.6)
Stock-based compensation	(8.8)	(12.0)	(16.3)	(14.8)
Loss on disposal or impairment of assets	(2.3)	(2.9)	(2.9)	(2.8)
	99.7	158.8	230.8	301.6
Items not indicative of ongoing operating performance:
Loss on early extinguishment of debt	(1.1)	(1.0)	(1.4)	(1.0)
Costs associated with the strategic alternatives review	(22.9)	(4.1)	(32.5)	(5.0)
Costs associated with the Frontier acquisition	—	(1.3)	—	(1.3)
Change in fair market value of equity securities	(3.2)	0.7	(5.7)	0.6
Pre-tax income	72.5	153.1	191.2	294.9
Income tax expense	(23.8)	(39.5)	(55.0)	(74.0)
Income from continuing operations (1)	$48.7	$113.6	$136.2	$220.9

Basic shares	99.2	99.0	99.2	99.0
Diluted shares	100.3	100.2	100.2	100.2

Basic earnings per share (1)	$0.49	$1.14	$1.37	$2.22
Diluted earnings per share (1)	$0.49	$1.13	$1.36	$2.20
(1)Income from continuing operations attributable to Encompass Health

9

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q2		6 Months
	2022	2021	2022	2021

Earnings per share, as reported	$0.49	$1.13	$1.36	$2.20
Adjustments, net of tax:
Costs associated with the strategic alternatives review	0.32	0.03	0.39	0.04
Costs associated with the Frontier acquisition	—	0.01	—	0.01
Income tax adjustments	0.05	—	0.06	(0.03)
Loss on early extinguishment of debt	0.01	0.01	0.01	0.01
Change in fair market value of equity securities	0.02	—	0.04	—
Adjusted earnings per share*	$0.89	$1.17	$1.86	$2.22
*    Adjusted EPS may not sum due to rounding.

10

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended June 30, 2022
		Adjustments
	As Reported	Loss on Early Extinguishment of Debt	Income Tax Adjustments	Costs Associated with the Strategic Alternatives Review	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$240.2	$—	$—	$—	$—	$240.2
Depreciation and amortization	(68.8)	—	—	—	—	(68.8)
Interest expense and amortization of debt discounts and fees	(60.6)	—	—	20.5	—	(40.1)
Stock-based compensation	(8.8)	—	—	—	—	(8.8)
Loss on disposal or impairment of assets	(2.3)	—	—	—	—	(2.3)
Loss on early extinguishment of debt	(1.1)	1.1	—	—	—	—
Costs associated with the strategic alternatives review	(22.9)	—	—	22.9	—	—
Change in fair market value of equity securities	(3.2)	—	—	—	3.2	—
Income from continuing operations before income tax expense	72.5	1.1	—	43.4	3.2	120.2
Provision for income tax expense	(23.8)	(0.3)	5.5	(11.3)	(0.9)	(30.8)
Income from continuing operations attributable to Encompass Health	$48.7	$0.8	$5.5	$32.1	$2.3	$89.4
Diluted earnings per share from continuing operations**	$0.49	$0.01	$0.05	$0.32	$0.02	$0.89
Diluted shares used in calculation	100.3

*    Reconciliation to GAAP provided on page 15
**    Adjusted EPS may not sum across due to rounding.

11

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended June 30, 2021
		Adjustments
	As Reported	Loss on Early Exting. of Debt	Income Tax Adjustments	Costs Associated with the Strategic Alternatives Review	Costs Associated with the Frontier Acquisition	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$278.9	$—	$—	$—	$—	$—	$278.9
Depreciation and amortization	(63.4)	—	—	—	—	—	(63.4)
Interest expense and amortization of debt discounts and fees	(41.8)	—	—	—	—	—	(41.8)
Stock-based compensation	(12.0)	—	—	—	—	—	(12.0)
Loss on disposal or impairment of assets	(2.9)	—	—	—	—	—	(2.9)
Loss on early extinguishment of debt	(1.0)	1.0	—	—	—	—	—
Costs associated with the strategic alternatives review	(4.1)	—	—	4.1	—	—
Costs associated with the Frontier Acquisition	(1.3)	—	—	—	1.3	—	—
Change in fair market value of equity securities	0.7	—	—	—	—	(0.7)	—
Income from continuing operations before income tax expense	153.1	1.0	—	4.1	1.3	(0.7)	158.8
Provision for income tax expense	(39.5)	(0.3)	(0.1)	(1.1)	(0.3)	0.2	(41.1)
Income from continuing operations attributable to Encompass Health	$113.6	$0.7	$(0.1)	$3.0	$1.0	$(0.5)	$117.7
Diluted earnings per share from continuing operations**	$1.13	$0.01	$—	$0.03	$0.01	$—	$1.17
Diluted shares used in calculation	100.2

*    Reconciliation to GAAP provided on page 15
**    Adjusted EPS may not sum across due to rounding.

12

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Six Months Ended June 30, 2022
		Adjustments
	As Reported	Loss on Early Extinguishment of Debt	Income Tax Adjustments	Costs Associated with the Strategic Alternatives Review	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$485.2	$—	$—	$—	$—	$485.2
Depreciation and amortization	(135.0)	—	—	—	—	(135.0)
Interest expense and amortization of debt discounts and fees	(100.2)	—	—	20.5	—	(79.7)
Stock-based compensation	(16.3)	—	—	—	—	(16.3)
Loss on disposal or impairment of assets	(2.9)	—	—	—	—	(2.9)
Loss on early extinguishment of debt	(1.4)	1.4	—	—	—	—
Costs associated with the strategic alternatives review	(32.5)	—	—	32.5	—	—
Change in fair market value of equity securities	(5.7)	—	—	—	5.7	—
Income from continuing operations before income tax expense	191.2	1.4	—	53.0	5.7	251.3
Provision for income tax expense	(55.0)	(0.4)	5.7	(13.8)	(1.5)	(65.0)
Income from continuing operations attributable to Encompass Health	$136.2	$1.0	$5.7	$39.2	$4.2	$186.3
Diluted earnings per share from continuing operations**	$1.36	$0.01	$0.06	$0.39	$0.04	$1.86
Diluted shares used in calculation	100.2

*    Reconciliation to GAAP provided on page 15
**    Adjusted EPS may not sum across due to rounding.

13

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Six Months Ended June 30, 2021
		Adjustments
	As Reported	Loss on Early Exting. of Debt	Income Tax Adjustments	Costs Associated with the Strategic Alternatives Review	Costs Associated with the Frontier Acquisition	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$529.7	$—	$—	$—	$—	$—	$529.7
Depreciation and amortization	(125.9)	—	—	—	—	—	(125.9)
Interest expense and amortization of debt discounts and fees	(84.6)	—	—	—	—	—	(84.6)
Stock-based compensation	(14.8)	—	—	—	—	—	(14.8)
Loss on disposal or impairment of assets	(2.8)	—	—	—	—	—	(2.8)
Loss on early extinguishment of debt	(1.0)	1.0	—	—	—	—	—
Costs associated with the strategic alternatives review	(5.0)	—	—	5.0	—	—
Costs associated with the Frontier Acquisition	(1.3)	—	—	—	1.3	—	—
Change in fair market value of equity securities	0.6	—	—	—	—	(0.6)	—
Income from continuing operations before income tax expense	294.9	1.0	—	5.0	1.3	(0.6)	301.6
Provision for income tax expense	(74.0)	(0.3)	(3.4)	(1.3)	(0.3)	0.2	(79.1)
Income from continuing operations attributable to Encompass Health	$220.9	$0.7	$(3.4)	$3.7	$1.0	$(0.4)	$222.5
Diluted earnings per share from continuing operations**	$2.20	$0.01	$(0.03)	$0.04	$0.01	$—	$2.22
Diluted shares used in calculation	100.2

*    Reconciliation to GAAP provided on page 15
**    Adjusted EPS may not sum across due to rounding.

14

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In Millions)
Net income	$71.3	$142.0	$181.4	$274.8
Loss from discontinued operations, net of tax, attributable to Encompass Health	—	0.3	—	0.3
Net income attributable to noncontrolling interests	(22.6)	(28.7)	(45.2)	(54.2)
Provision for income tax expense	23.8	39.5	55.0	74.0
Interest expense and amortization of debt discounts and fees	60.6	41.8	100.2	84.6
Depreciation and amortization	68.8	63.4	135.0	125.9
Loss on early extinguishment of debt	1.1	1.0	1.4	1.0
Loss on disposal or impairment of assets	2.3	2.9	2.9	2.8
Stock-based compensation	8.8	12.0	16.3	14.8
Costs associated with the strategic alternatives review	22.9	4.1	32.5	5.0
Costs associated with the Frontier acquisition	—	1.3	—	1.3
Change in fair market value of equity securities	3.2	(0.7)	5.7	(0.6)
Adjusted EBITDA	$240.2	$278.9	$485.2	$529.7
Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations
Before Income Tax Expense

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In Millions)
Total segment Adjusted EBITDA	$268.8	$315.7	$545.1	$601.4
General and administrative expenses	(60.3)	(54.2)	(108.7)	(92.8)
Depreciation and amortization	(68.8)	(63.4)	(135.0)	(125.9)
Loss on disposal or impairment of assets	(2.3)	(2.9)	(2.9)	(2.8)
Loss on early extinguishment of debt	(1.1)	(1.0)	(1.4)	(1.0)
Interest expense and amortization of debt discounts and fees	(60.6)	(41.8)	(100.2)	(84.6)
Net income attributable to noncontrolling interests	22.6	28.7	45.2	54.2
Change in fair market value of equity securities	(3.2)	0.7	(5.7)	0.6
Income from continuing operations before income tax expense	$95.1	$181.8	$236.4	$349.1

15

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,

	2022	2021	2022	2021
	(In Millions)
Net cash provided by operating activities	$244.6	$255.9	$463.5	$414.4
Interest expense and amortization of debt discounts and fees	60.6	41.8	100.2	84.6
Equity in net income of nonconsolidated affiliates	1.0	1.0	1.9	2.0
Net income attributable to noncontrolling interests in continuing operations	(22.6)	(28.7)	(45.2)	(54.2)
Amortization of debt-related items	(2.5)	(2.0)	(4.8)	(4.0)
Distributions from nonconsolidated affiliates	(1.9)	(0.8)	(2.9)	(1.8)
Current portion of income tax expense	33.7	42.0	62.9	67.8
Change in assets and liabilities	(91.4)	(39.3)	(116.7)	11.0
Cash (provided by) used in operating activities of discontinued operations	(0.1)	0.6	—	0.6
Costs associated with the strategic alternatives review	22.9	4.1	32.5	5.0
Costs associated with the Frontier acquisition	—	1.3	—	1.3
Change in fair market value of equity securities	3.2	(0.7)	5.7	(0.6)
Other	(7.3)	3.7	(11.9)	3.6
Adjusted EBITDA	$240.2	$278.9	$485.2	$529.7

16

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,

	2022	2021	2022	2021
	(In Millions)
Net cash provided by operating activities	$244.6	$255.9	$463.5	$414.4
Impact of discontinued operations	(0.1)	0.6	—	0.6
Net cash provided by operating activities of continuing operations	244.5	256.5	463.5	415.0
Capital expenditures for maintenance	(39.5)	(30.5)	(74.0)	(53.8)
Distributions paid to noncontrolling interests of consolidated affiliates	(25.3)	(24.9)	(46.6)	(52.7)
Items not indicative of ongoing operating performance:
Transaction costs and related assumed liabilities	26.0	4.5	28.7	4.5
Adjusted free cash flow	$205.7	$205.6	$371.6	$313.0
For the three months ended June 30, 2022, net cash used in investing activities was $123.2 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended June 30, 2022 was $19.3 million and resulted primarily from cash dividends paid on common stock and distributions to noncontrolling interests of consolidated affiliates.
For the three months ended June 30, 2021, net cash used in investing activities was $226.0 million and primarily resulted from capital expenditures and the acquisition of assets from Frontier Home Health and Hospice. Net cash used in financing activities during the three months ended June 30, 2021 was $186.4 million and primarily resulted from net debt payments, cash dividends paid on common stock, and distributions to noncontrolling interests of consolidated affiliates.
For the six months ended June 30, 2022, net cash used in investing activities was $246.3 million and primarily resulted from capital expenditures. Net cash used in financing activities during the six months ended June 30, 2022 was $80.2 million and primarily resulted from cash dividends paid on common stock and distributions to noncontrolling interests of consolidated affiliates.
For the six months ended June 30, 2021, net cash used in investing activities was $321.6 million and primarily resulted from capital expenditures and the acquisition of assets from Frontier Home Health and Hospice. Net cash used in financing activities during the six months ended June 30, 2021 was $263.9 million and primarily resulted from net debt payments, cash dividends paid on common stock and distributions to noncontrolling interests of consolidated affiliates.

17

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to the spin off of the home health and hospice business and its impact on the business model, outlook and guidance, the nature of the COVID-19 pandemic and its impact on Encompass Health's business and financial assumptions, legislative and regulatory developments, financial guidance, development projects, balance sheet and cash flow plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, Encompass Health's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, its business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, the continued spread of COVID-19, including the speed, depth, geographic reach and duration of the spread, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; actions to be taken by the Company in response to the pandemic; the legal, regulatory and administrative developments that occur at the federal, state and local levels; Encompass Health's infectious disease prevention and control efforts; the demand for Encompass Health’s services, including based on any downturns in the economy, consumer confidence, or the capital markets and unemployment among family members; the price of Encompass Health's common stock as it affects Encompass Health's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; any adverse effects on Encompass Health's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's or its vendors' information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction and Encompass Health's ability to adapt operations to those changes; competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's ability to attract and

18

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages, which may be worsened by the pandemic, and the impact on Encompass Health's labor expenses from potential union activity, staffing shortages, and competitive compensation practices; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in the costs of defending and insuring against alleged professional liability claims, including claims associated with patient and employee exposures to COVID-19, and Encompass Health's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in Encompass Health's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2021 and Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, when filed.

19